UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023 (November 27, 2023)

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

As reported under Item 8.01 of this Current Report on Form 8-K, on November 27, 2023, Aldeyra Therapeutics, Inc. (“Aldeyra” or the “Company”) issued a press release (the “Press Release”) to provide a regulatory update regarding reproxalap, an investigational drug candidate, for the treatment of dry eye disease. The Company will hold a conference call regarding this announcement on November 28, 2023. A copy of the supplemental presentation which will be referenced during the conference call and posted on the Company’s website is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.	Other Events.

On November 27, 2023, Aldeyra issued the Press Release to announce that it had received a Complete Response Letter (“Complete Response Letter”) from the U.S. Food & Drug Administration (“FDA”) regarding the Company’s New Drug Application (“NDA”) for reproxalap, an investigational drug candidate, for the treatment of dry eye disease. In the Complete Response Letter, the FDA stated that the NDA did not demonstrate “efficacy in treating ocular symptoms associated with dry eyes” and that “at least one additional adequate and well-controlled study to demonstrate a positive effect on the treatment of ocular symptoms of dry eye” should be conducted. On November 16, 2023, Aldeyra submitted to the FDA a Special Protocol Assessment (“SPA”) for a dry eye disease chamber crossover clinical trial similar to the crossover chamber trial from which Aldeyra announced results on July 12, 2022. The Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The following risk factor is provided to supplement Aldeyra’s risk factors previously disclosed under the heading “Risk Factors” in Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2022 and Aldeyra’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023.

Aldeyra’s success in obtaining regulatory approval of reproxalap from the FDA depends on Aldeyra’s ability to address the issues raised by the FDA in the Complete Response Letter, and address any issues the FDA may raise in the future.

Aldeyra submitted an NDA for reproxalap for the treatment of the signs and symptoms of dry eye disease in December 2022. In February 2023, the FDA accepted the reproxalap NDA for filing and set a Prescription Drug User Fee Act date of November 23, 2023. On November 27, 2023, Aldeyra announced that it had received a Complete Response Letter from the FDA. In the Complete Response Letter, the FDA stated that the NDA did not demonstrate “efficacy in treating ocular symptoms associated with dry eyes” and that “at least one additional adequate and well-controlled study to demonstrate a positive effect on the treatment of ocular symptoms of dry eye” should be conducted. On November 16, 2023, prior to receiving the Complete Response Letter, Aldeyra submitted to the FDA a Special Protocol Assessment (“SPA”) for a dry eye disease chamber crossover clinical trial (the “proposed trial”), which could potentially result in data acceptable for FDA review towards a potential NDA resubmission for reproxalap for the treatment of the signs and symptoms of dry eye disease. A SPA is an advanced declaration from the FDA that a planned trial’s design, clinical endpoints, and statistical analyses could potentially result in data acceptable for FDA review towards approval for the proposed indication. Aldeyra expects the next steps will include receiving feedback from the FDA on the SPA and initiating the proposed trial. There can be no assurance that the SPA feedback from the FDA will be positive. Without the concurrence of the FDA on a SPA or otherwise, Aldeyra cannot be certain that the design, conduct, and analysis of the results of the proposed trial will be sufficient to establish the effectiveness of reproxalap for treatment of dry eye disease to the FDA’s satisfaction, and therefore allow Aldeyra to resubmit or receive approval of a NDA for reproxalap. As part of the SPA or in connection with its review of the potential NDA resubmission, the FDA could require additional studies or clinical trials, and the submission of the results of those studies or clinical trials before a potential NDA resubmission will be reconsidered, which would require Aldeyra to expend more resources than Aldeyra planned or that are available to Aldeyra, and could substantially delay acceptance and/or approval, if any, of a potential NDA resubmission. Any such requirement would increase Aldeyra’s costs and delay approval and commercialization of reproxalap for the treatment of dry eye disease and would have a material adverse effect on Aldeyra’s business and financial condition.

Even if reproxalap is approved for the treatment of dry eye disease, the FDA may limit use to certain patient populations, include extensive warnings on the product labeling, or require costly ongoing requirements for post-marketing clinical studies and surveillance or other risk management measures to monitor the safety or efficacy of reproxalap.

Any regulatory approval of reproxalap, in addition to the FDA’s feedback on the SPA, once obtained, may be withdrawn. Ultimately, the failure to obtain and maintain regulatory approvals would prevent reproxalap from being marketed and would have a material adverse effect on Aldeyra’s business.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the outcome and timing of the FDA’s review of and feedback on the SPA; the FDA’s potential acceptance and/or approval of a potential NDA resubmission for reproxalap; the adequacy of the data of the proposed trial or other additional studies or clinical trials conducted in connection with the SPA; a potential NDA resubmission or the supplemental responses to the FDA; and the Company’s ability to successfully commercialize (alone or with others) reproxalap. Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2023, expected to be filed with the SEC in the first quarter of 2024. The Company does not undertake any obligation to update any forward-looking statements made in this Current Report on Form 8-K as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Aldeyra Therapeutics, Inc. Presentation dated November 28, 2023

99.2	Aldeyra Therapeutics, Inc. Press Release dated November 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady
Name:	Todd C. Brady, M.D., Ph.D.
Title:	Chief Executive Officer

Dated November 28, 2023